Exhibit 3.167

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 10/18/1999
991439945 – 3112700

CERTIFICATE OF FORMATION

OF

CHARTER COMMUNICATIONS VII, LLC

1. The name of the limited liability company is Charter Communications VII, LLC.

2. The address of its registered office in the State of Delaware is 30 Old Rudnick Lane, in the City of Dover, County of Kent. The name of its registered agent at such address is CorpAmerica, Inc.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Charter Communications VII, LLC this 18th day of October, 1999.

/s/ Colleen M. Hegarty
Colleen M. Hegarty, Authorized Person

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 11/01/2002
020676186 – 3112700

Certificate of Amendment to Certificate of Formation

of

CHARTER COMMUNICATIONS VII, LLC

It is hereby certified that:

1. The name of the limited liability company (hereinafter called the “limited liability company’’) is CHARTER COMMUNICATIONS VII, LLC.

2. The certificate of formation of the limited liability company is hereby amended by striking out the statement relating to the limited liability company’s registered agent and registered office and by substituting in lieu thereof the following new statement:

“The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.”

Executed on 10-30-02

/s/ Marcy A. Lifton
Marcy A. Lifton, Authorized Person

DELL D-: CERTIFICATE OF AMENDMENT TO CHANGE REGISTERED AGENT/REGISTERED OFFICE 09/00 (DELLCCHG)